Exhibit 99.1

ENERGY FOCUS, INC. REPORTS FIRST QUARTER 2014 RESULTS

SOLON, Ohio, May 13, 2014—Energy Focus, Inc. (OTCQB:EFOI), a leader in LED lighting technologies, today announced financial results for the first quarter ended March 31, 2014. Results for the pool products business, which was sold in November 2013, have been reclassified as discontinued operations. Net sales and gross margins presented for the first quarter of 2013 exclude the discontinued operations.

●

Net sales were $4.9 million for the first quarter of 2014, compared to $4.5 million for the first quarter of 2013 from continuing operations, a 10.3% increase year over year. Excluding R&D services sales of $23 thousand and $758 thousand for the first quarter of 2014 and 2013, respectively, which the Company is no longer pursuing outside of those that may result in material LED lighting product opportunities, net sales grew 32.3% from the first quarter of 2013.

o	Solutions segment sales increased 21.1%, while products segment sales grew 3.1%.
o	Excluding R&D services sales, products segment sales grew 43.1%.
o	Within the products segment, government products/R&D services sales increased 55%, which was primarily due to an increase in government product sales by 510.6% due to higher sales to the U.S. Navy.

●	Gross margins were $1.4 million, or 28.9% of net sales, compared to $0.9 million, or 19.8% of net sales, for the first quarter of 2013.
o	Solutions segment gross margin increased 12.8 percentage points to 28.5% of net sales.
o	Products segment gross margin increased 6.7 percentage points to 29.3% of net sales.

●

Net loss from continuing operations was $4.1 million, including a $2.7 million one-time expense in conjunction with the conversion of the subordinated convertible debt, compared to $1.5 million for the first quarter of 2013. Excluding this one-time expense, the net loss for the quarter was $1.4 million.

“Our first quarter 2014 sales and margin performance demonstrates the initial positive results of our restructuring efforts and the power of our total focus on the LED lighting retrofit market over the past nine months,” said James Tu, Executive Chairman. “We witnessed triple digit year over year growth in the Navy business, and through our continuous improvement efforts in both production efficiency and global supply chain practices, we improved our gross margin further, which came in 9.1 percentage points higher than the first quarter of 2013 and 5.7 percentage points higher than the fourth quarter of 2013. Continued strengthening in operational execution and discipline in our solutions segment produced significantly higher gross margins and our second consecutive profitable quarter for the segment.”

“We appreciate the confidence and support of our convertible debt holders. With the conversion of all our convertible debt, we exited the quarter with minimal debt other than credit line borrowings for normal working capital needs. The continued strengthening of our balance sheet and reduction in accounts payable also helped improve the Company’s credit rating significantly during the quarter,” added Mr. Tu.

“The pipeline of opportunities continued to grow with accelerating momentum in our military, ESCO and commercial product lines. The industry-leading LED retrofit design capabilities and experience of our solutions business are also opening doors for us to the now rapidly emerging, vast commercial LED retrofit markets,” continued Mr. Tu. “We believe our sales and margins will continue to grow and improve throughout the year, allowing us to make substantial progress toward hitting and crossing cash flow breakeven.”

Energy Focus, Inc. will host a conference call and webcast on Tuesday, May 13, 2014 at 4:30 p.m. EDT (1:30 p.m. PDT) to review the first quarter 2014 financial results, followed by a Q & A session. To participate in the call, please dial 888-468-2440 (U.S. and Canada) or 719-785-1765 (International) using passcode 8651530. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. The webcast can be accessed under the investor section of our website at www.energyfocusinc.com.

A replay of the conference call will be available through the Investors section of the site http://www.energyfocusinc.com under Events and Presentations starting May 13, 2014 and will remain available for 3 months.

Forward Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from Energy Focus’ forward-looking statements. These risks and uncertainties include, but are not limited to: growth in the markets into which Energy Focus sells; conditions of the lighting industry and the economy in general; statements as to our competitive position; future operating results; net sales growth; expected operating expenses; gross product margin improvement; sources of net sales; anticipated revenue from government contracts; product development and enhancements; liquidity, ability to generate cash and cash reserves; our reliance upon a limited number of customers; our accounting policies; the effect of recent accounting announcements; the development and marketing of new products; relationships with customers and distributors; relationships with, dependence upon, and the ability to obtain components from suppliers; our ability to compete in certain markets; the evolution and future size of those markets; seasonal fluctuations; plans for and expected benefits of outsourcing and offshore manufacturing; trends in the price and performance of light-emitting diode (“LED”) lighting products; the benefits and performance of our lighting products; the adequacy of our current physical facilities; our strategy with regard to protecting our proprietary technology; and our ability to retain qualified employees. For more information about potential factors that could affect the financial results of Energy Focus, please refer to the Company’s SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.

About Energy Focus, Inc.

Energy Focus, Inc. is a leading provider of energy efficient LED lighting products, turnkey energy efficient lighting solutions and a developer of energy efficient lighting technology. Our solutions provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets.

Customers include national, state and local U.S. government agencies as well as Fortune 500 companies, the U.S. Navy, and many others. Company headquarters are located in Solon, OH, with additional offices in Nashville, TN, and the United Kingdom. For more information, see our web site at www.energyfocusinc.com.

Media and Investor Contact:
Energy Focus, Inc.
(440) 715-1300
pr@energyfocusinc.com

ENERGY FOCUS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands except share and per share amounts)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,960	$2,860
Trade accounts receivable less allowances of $62 and $84, respectively	3,170	3,348
Retainage receivable	582	577
Inventories, net	2,127	2,510
Costs and estimated earnings in excess of billings	255	145
Prepaid and other current assets	620	1,207
Assets held for sale	-	130
Total current assets	8,714	10,777

Property and equipment, net	516	536
Intangible assets, net	41	55
Collateralized assets	1,000	1,000
Other assets	172	440
Total assets	$10,443	$12,808

LIABILITIES
Current liabilities:
Accounts payable	$2,482	$3,707
Accrued liabilities	971	1,218
Deferred revenue	71	71
Billings in excess of costs and estimated earnings	355	764
Credit line borrowings	1,109	-
Current maturities of long-term debt	61	59
Total current liabilities	5,049	5,819

Other liabilities	51	54
Long-term debt	218	4,011
Total liabilities	5,318	9,884

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2014 and 2013
Issued and outstanding: no shares in 2014 and 2013	-	-
Common stock, par value $0.0001 per share:
Authorized: 150,000,000 shares in 2014 and 2013
Issued and outstanding: 78,154,330 in 2014 and 51,421,937 in 2013	8	5
Additional paid-in capital	91,708	85,442
Accumulated other comprehensive income	464	462
Accumulated deficit	(87,055)	(82,985)
Total shareholders' equity	5,125	2,924
Total liabilities and shareholders' equity	$10,443	$12,808

ENERGY FOCUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except per share amounts)

	Three months ended
	March 31,
	2014	2013

Net sales	$4,919	$4,458
Cost of sales	3,497	3,575
Gross profit	1,422	883

Operating expenses:
Research and development	191	37
Selling, general, and administrative	2,304	2,082
Total operating expenses	2,495	2,119
Loss from operations	(1,073)	(1,236)

Other expense:
Other expense	(360)	(94)
Interest expense	(2,618)	(126)

Loss from continuing operations before income taxes	(4,051)	(1,456)
Benefit for income taxes	1	-
Net loss from continuing operations	$(4,050)	$(1,456)

Discontinued operations:

(Loss) income from discontinued operations before income taxes	(20)	31
Provision for income taxes	-	(3)
(Loss) income from discontinued operations	(20)	28

Net loss	$(4,070)	$(1,428)

Loss per share:
Basic
From continung operations	$(0.08)	$(0.03)
From discontinued operations	-	-
Total	$(0.08)	$(0.03)

Diluted
From continung operations	$(0.08)	$(0.03)
From discontinued operations	-	-
Total	$(0.08)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	51,725	44,699